Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

MUBADALA TECHNOLOGY INVESTMENT COMPANY,

MTI INTERNATIONAL INVESTMENT COMPANY LLC,

AND

GLOBALFOUNDRIES INC.

Dated as of [•], 2021

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made, entered into and effective as of [•], 2021, by and among GLOBALFOUNDRIES Inc. (the “Company”), Mubadala Technology Investment Company (“MTIC”) and MTI International Investment Company LLC (together with MTIC, and their respective successors and Permitted Assignees (as defined below), the “Holders”).

WITNESSETH:

WHEREAS, as of the date hereof, the Holders (as defined above) are the direct beneficial owner of all the Ordinary Shares (as defined below);

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of its Ordinary Shares; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO, the parties desire to set forth certain registration rights applicable to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material, non-public information that (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement; and (ii) the Company has a bona fide business purpose for not disclosing such information publicly.

“Affiliate” means, with respect to any Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Company” has the meaning set forth in the Preamble hereto.

“Company Share Equivalent” means securities exercisable or exchangeable for or convertible into, Company Shares.

“Company Shares” means the Ordinary Shares, any securities into which such Ordinary Shares shall have been converted or for which such Ordinary Shares shall be exchanged, or any securities resulting from any reclassification, recapitalization, exchange or similar transactions with respect to such Ordinary Shares.

“Demand Company Notice” has the meaning set forth in Section 2.01(d).

“Demand Holder” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Period” has the meaning set forth in Section 2.01(c)

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Effectiveness Date” means the date following the Company’s IPO on which the Holders are no longer subject to any underwriter’s lock-up or other similar contractual restriction on the sale of Registrable Securities in connection with the IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-1” means a registration statement on Form F-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form F-3” means a registration statement on Form F-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” has the meaning set forth in the Preamble hereto.

“Initiating Holder” has the meaning set forth in Section 2.02(a).

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(d)(i).

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Loss” or “Losses” has the meaning set forth in Section 2.10(a).

“Marketed Underwritten Shelf Take-Down” means a Shelf Take-Down in the form of an Underwritten Offering that contemplates a customary “road show” (including any “electronic road show”) or other substantial marketing efforts by the underwriter or underwriters over a period of at least forty-eight (48) hours.

“MTIC” has the meaning set forth in the Preamble hereto.

“Ordinary Shares” means the ordinary shares of the Company, par value $[●] per share.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities, as applicable, covered by the applicable Registration Statement.

“Permitted Assignee” means (i) MIC, (ii) any Person that is directly or indirectly wholly owned by Mubadala Investment Company PJSC; (iii) any entity, investment fund or account managed or advised by MIC or Mubadala Investment Company PJSC; or (iv) any Person to which a Holder transfers all of the Holder’s Registrable Securities.

“Person” means an individual, a company, an exempted company, a partnership, an exempted partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Amount” means: (x) in the case of a Demand Registration, a number of Registrable Securities representing the lesser of (i) all the Ordinary Shares held by the Demand Holder(s) at the time of the relevant Demand Notice, and (ii) fifty million U.S. dollars ($50 million); (y) in the case of a Shelf Take-Down relating to a Marketed Underwritten Shelf Take-Down, a number of Registrable Securities representing the lesser of (i) all the Ordinary Shares held by the Initiating Shelf Take-Down Holder(s) at the time of the relevant Shelf Take- Down Notice, and (ii) twenty-five million U.S. dollars ($25 million); and (z) in the case of a Shelf Take-Down Notice not relating to a Marketed Underwritten Shelf Take-Down, zero U.S. dollars ($0) (it being specified that with respect to clauses (x)(ii) and (y)(ii), such value shall be determined based on the closing price of such Registrable Securities on the date immediately preceding the date upon which the Demand Notice or Shelf Take-Down Notice, as applicable, has been received by the Company).

“Registrable Securities” means: (x) any Company Shares held by a Holder, (y) Company Shares issuable upon the conversion, exchange or exercise of a Company Share Equivalent, and (z) any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares held by a Holder by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 under the Securities Act (or any successor rule) without limitation, (iii) such Registrable Securities shall have been otherwise transferred and new certificates or book entry shares for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act, (iv) a Registration Statement on Form S-8 (or any successor form) covering such Registrable Securities is effective or (v) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Company Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the term “Registration Statement” without reference to a time includes such Registration Statement as amended by any post-effective amendments as of the time of first contract of sale for the Registrable Securities.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Holder” has the meaning set forth in Section 2.02(c).

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Registration” has the meaning set forth in Section 2.02(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Shelf Take-Down” has the meaning set forth in Section 2.02(d)(i).

“Shelf Take-Down Notice” has the meaning set forth in Section 2.02(d)(i).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a corporation, limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Suspension” has the meaning set forth in Section 2.05(b).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(d)(ii).

“Underwritten Shelf Take-Down Company Notice” has the meaning set forth in Section 2.02(d)(iii).

SECTION 1.02. Other Interpretive Provisions. (a) In this Agreement, except as otherwise provided:

(i) A reference to an Article or Section is a reference to an Article or Section of this Agreement, and references to this Agreement include any recital in this Agreement.

(ii) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iii) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(iv) Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(v) A reference to any legislation or to any provision of any legislation shall include any successor legislation and any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(vi) All determinations to be made by the Company hereunder may be made in its sole discretion, and the Company may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by the Company, including the giving of consents required hereunder.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand Right. At or after the Effectiveness Date, if there is no currently effective Shelf Registration Statement on file with the SEC, then except as provided in Section 2.02(a), one or more Holders (the “Demand Holders”) may, subject to Section 2.05(b), make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Holders, provided that such number of Registrable Securities is at least equal to the Registrable Amount. Such registration shall be (i) on Form F-1 (a “Long-Form Registration”) or (ii) on Form F-3 (a “Short-Form Registration”) if the Company qualifies to use such short form for the Registration of such Registrable Securities on behalf of such Holders (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Holders to be registered, the intended methods of disposition thereof and the identity of the Demand Holder(s). Subject to Section 2.05(b), after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) (provided, however, that if a Demand Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Demand Registration Statement prior to the Effectiveness Date), and (y) shall use commercially reasonable efforts to cause such Demand Registration Statement to become effective under the Securities Act. There shall be no limit on the number of Demand Notices that Holders may be permitted to issue pursuant to this Section 2.01(a).

(b) Demand Withdrawal. Any Demand Holder (and any other Holder whose Registrable Securities are included in a Demand Registration pursuant to Section 2.01(d)) may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by all Demand Holders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement becomes effective and remains effective for not less than one hundred and eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration or the successful completion of the relevant sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demand Holders.

(d) Demand Company Notice. Subject to Section 2.05(b), promptly upon delivery of any Demand Notice (but in no event more than ten (10) calendar days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Holders), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that such Demand Company Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(e) Underwritten Offering. If the Demand Holders so request, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and the Holders of a majority of the Registrable Securities included by the Demand Holders in the relevant Demand Notice shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be acceptable to the Company (acting reasonably). If the Demand Holders intend to sell the Registrable Securities covered by their Demand Notice by means of an Underwritten Offering, such Demand Holders shall so advise the Company as part of their Demand Notice, and the Company shall include such information in the Demand Company Notice.

(f) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Demand Registration informs the Holders or the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated (i) first, pro rata among the Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; (ii) second, and only if all the Registrable Securities referred to in clause (i) have been included in such Demand Registration, to the Company up to the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Demand Registration, to those Persons holding any other securities eligible for inclusion in such Demand Registration, up to the number of securities that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Demand Holders participating in such Demand Registration holding a majority of the Registrable Securities included in such Demand Registration by Demand Holders.

SECTION 2.02. Shelf Registration.

(a) Filing. At or after the Effectiveness Date and if the Company qualifies to use Short Form Registration, each Holder (the “Initiating Holder”) may, subject to Section 2.05(b), make a written request (a “Shelf Notice”) to the Company to file with the SEC a Shelf Registration Statement on Form F-3, which Shelf Notice shall specify the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof (any such requested Shelf Registration Statement, a “Shelf Registration”). Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within thirty (30) days following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement (provided, however, that if a Shelf Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file such Shelf Registration Statement prior to the Effectiveness Date) and (y) shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective under the Securities Act. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b) Continued Effectiveness. The Company shall use commercially reasonable efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable in connection with any Shelf Take-Down until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or otherwise cease to be Registrable Securities; (ii) the termination of this Agreement; and (iii) such shorter period as the Initiating Holder shall agree in writing.

(c) Company Notices. Promptly upon delivery of any Shelf Notice pursuant to Section 2.02(a) (but in no event more than ten (10) Business Days after delivery of the Shelf Notice), the Company shall deliver a written notice of such Shelf Notice to all Holders other than the Initiating Holder, and the Company shall include in such Shelf Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request, together with the Initiating Holder, a “Shelf Holder”).

(d) Shelf Take-Downs.

(i) An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may, subject to Section 2.05(b), be initiated at any time by any Holder (the “Initiating Shelf Take-Down Holder”) by notice to the Company (the “Shelf Take-Down Notice”), provided that the Shelf Take-Down relates to a number of Registrable Securities at least equal to the Registrable Amount. Except as set forth in Section 2.02(d)(iii), the Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by the Initiating Shelf Take-Down Holder and no Shelf Holder shall be entitled to offer or sell any Registrable Securities pursuant to such Shelf Registration Statement, except in connection with any Shelf Take-Down initiated by the Initiating Shelf Take-Down Holder.

(ii) If the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (such written request, an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be acceptable to the Company (acting reasonably). The Initiating Shelf Take-Down Holder shall indicate whether the Underwritten Shelf-Take Down Notice relates to a Marketed Underwritten Shelf Take-Down.

(iii) Promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Company shall promptly deliver a written notice (a “Underwritten Shelf Take-Down Company Notice”) of such Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Underwritten Shelf Take-Down Company Notice has been delivered.

(iv) If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Shelf Take-Down informs the Holders or the Company in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down shall be allocated (i) first, pro rata among the Shelf Holders that have requested to participate in such Shelf Take-Down based on the relative number of Registrable Securities then held by each such Shelf Holder; provided that any securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner; (ii) second, and only if all the Registrable Securities referred to in clause (i) have been included in such Shelf Take-Down, to the Company up to the number of securities that the Company proposes to include in such Shelf Take-Down that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Shelf Take-Down, to those Persons holding any other securities eligible for inclusion in such Shelf Take-Down, up to the number of securities that in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect. The Company shall not include any securities other than Registrable Securities in a Shelf Take-Down, except with the written consent of the Initiating Shelf Take-Down Holder.

SECTION 2.03. Piggyback Registration.

(a) Participation. If the Company at any time at or after the IPO, for its own account or for the account of any other Persons, proposes to file a Registration Statement with respect to any offering of its equity securities or conduct an Underwritten Offering pursuant to an existing Registration Statement (other than (i) a Demand Registration or Shelf Take-Down under Section 2.01 or Section 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 2.01 or Section 2.02, or otherwise limit the applicability thereof; (ii) a Registration Statement on Form F-4 or S-8 (or such other similar successor forms then in effect under the Securities Act); (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement; (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities; (v) a Registration Statement relating solely to dividend reinvestment or similar plans; or (vi) a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of any such Underwritten Offering, the anticipated pricing date), the Company shall deliver a written notice of such proposed filing or offering to all Holders, and such notice shall offer such Holders the opportunity to Register under such Registration Statement or include in such offering such number of Registrable Securities as such Holders may request in writing delivered to the Company within five (5) Business Days after the date that such written notice has been delivered. Subject to Section 2.03(b), the Company shall include in such Registration Statement or offering all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration or the pricing date of such offering, as applicable, the Company shall determine for any reason not to Register or sell or to delay Registration or offering of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration or offering (but not from its obligation to pay the Registration Expenses in connection therewith), and (2) in the case of a determination to delay Registering or selling, in the absence of a request by any Holder to request that such Registration be effected as a Demand Registration under Section 2.01(a), shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling the other equity securities covered by such Piggyback

Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 2.03(a), the Company shall make such arrangements with the managing underwriter or underwriters so that each Holder may participate in such Underwritten Offering, subject to the conditions of Section 2.03(b). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b).

Each Holder shall keep confidential the fact that a Piggyback Registration is in effect, the written notice referred to above and its contents unless and until otherwise notified by the Company, except (i) disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority and (ii) if and to the extent such matters are publicly disclosed by the Company.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company, in writing that, in its or their opinion, the number of securities requested to be included in such offering exceeds the number that can be sold in such Piggyback Registration without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Piggyback Registration shall be allocated (i) first, 100% of the securities that the Company proposes to sell; and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration or offering, with such number to be allocated pro rata among the Holders that have requested to participate in such Piggyback Registration based on the relative number of Registrable Securities then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included, to those Persons holding any other securities eligible for inclusion in such Piggyback Registration, up to the number of securities that in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02 or shall relieve the Company of its obligations under Section 2.01 or Section 2.02.

SECTION 2.04. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling shareholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

SECTION 2.05. Market Stand-Off and Suspensions.

(a) Market Stand-Off for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 that is an Underwritten Offering, the Company and each of the Holders agree, if requested by the managing underwriter or underwriters with respect to such Underwritten Offering, not (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares; (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction is to be settled by delivery of Company Shares or other securities, in cash or otherwise; (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company; or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before, and ending sixty (60) days (or such lesser period as may be agreed by, if applicable, the managing underwriter or underwriters) (or such other period as may be reasonably requested by the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Underwritten Offering, to the extent timely notified in writing by the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form F-4 or S-8 or any successor form to such forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.

(b) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement or Shelf Registration Statement at any time would, in the Board of Directors’ good faith judgment, after consultation with counsel, require the Company to make an Adverse Disclosure or otherwise materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, the Company may, upon giving prompt written notice to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Demand Registration Statement or Shelf Registration Statement (a “Suspension”); provided, that the Company shall not be permitted to exercise a Suspension (i) that exceeds sixty (60) days on any one occasion or (ii) for more than ninety (90) days in the aggregate in any twelve (12)-month period, and shall not be permitted to exercise more than two (2) Suspensions in the aggregate in any twelve (12)-month period. In the case of a Suspension, the Holders agree to suspend use of the applicable Prospectus and any Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Suspension, amend or supplement the Prospectus or any Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Free Writing Prospectus as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Demand Registration Statement or Shelf Registration Statement, if required by the registration form used by the Company for the Demand Registration or Shelf Registration, as applicable, or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Requesting Holder(s), as the case may be.

Each Holder shall keep confidential the fact that a Suspension is in effect, the written notice referred to above and its contents unless and until otherwise notified by the Company, except (i) disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority and (ii) if and to the extent such matters are publicly disclosed by the Company.

SECTION 2.06. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 2.01, Section 2.02 and Section 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities with respect to this Agreement in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all such documents, which documents shall be subject to the review of such underwriters and any Participating Holders and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to or use any Free Writing Prospectus to which a Participating Holder or the underwriters, if any, shall reasonably object;

(ii) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements or amendments to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (A) reasonably requested by any Participating Holder (to the extent such request relates to information relating to such Holder), or (B) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holder(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the on or prior to the date on which the applicable Registration Statement becomes effective, use commercially reasonable efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or Section 2.02(b) whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xi) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiii) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xv) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvi) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use commercially reasonable efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) use commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xxi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant, professional advisor or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.06(a)(xxi) shall agree to hold in strict confidence and shall not make any disclosure other than disclosures of such information to such Person’s Affiliates, its and their respective employees, agents and professional advisors who reasonably need to know such information for the purpose of assisting such Person with respect to participating in the offering pursuant to such Registration Statement or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (t) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, including formal and informal investigations or requests from any regulatory authority, (u) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (v) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, (w) such information is independently developed by such Person, (x) the release of such information is required in order for such Person to comply with reporting obligations to limited partners or other direct or indirect investors who have agreed to keep such information confidential, (y) the release of such information is to potential limited partners or investors of such Person who have agreed to keep such information confidential or (z) the release of such information is to potential transferees of such Person’s Registrable Securities who have agreed to keep such information confidential;

(xxii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in a customary “road show” presentation that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxiv) take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.01, Section 2.02 or Section 2.03 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxv) take all reasonable actions to ensure that the information available to investors at the time of pricing includes all information required by applicable law (including the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act); and

(xxvi) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

(b) If the Company files any Shelf Registration Statement, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(c) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Participating Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(d) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.06(a)(iv)(C), (D), or (E) or Section 2.06(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus, as the case may be, contemplated by Section 2.06(a)(v), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Free Writing Prospectus or any amendments or supplements thereto, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.06(a)(iv) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 2.06(a)(v) or is advised in writing by the Company that the use of the Prospectus or Free Writing Prospectus may be resumed.

SECTION 2.07. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by a Holder pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the

Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder and any other representations required to be made by such Participating Holder under applicable law, rule or regulation. The aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s gross proceeds from such Underwritten Offering (less underwriting discounts and commissions).

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder or any other representations required to be made by such Participating Holder under applicable law, rule or regulation. The aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s gross proceeds from such Underwritten Offering (less underwriting discounts and commissions).

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 2.07(a) and Section 2.07(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and the Persons entitled to select the managing underwriter or managing underwriters hereunder and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Participating Holder(s) in such Registration. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 2.01after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.08. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Holders, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.

SECTION 2.09. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC and FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) up to $150,000 in reasonable fees and disbursements of one legal counsel as selected by the Holders of a majority of the Registrable Securities included in such Registration, (viii) subject to the last sentence of this Section 2.09, any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging, and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, whether joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) Business Days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have to any such indemnified person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Participating Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Participating Holder expressly for use therein. In no event shall the liability of such Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds (less underwriting discounts and commissions) received by such Participating Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus, Free Writing Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.10 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.10(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in Section 2.10(a) and Section 2.10(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.10(a) and Section 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Requesting Holder pursuant to Section 2.10(b). If indemnification is available under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.10(a) and Section 2.10(b) hereof without regard to the provisions of this Section 2.10(d).

(e) No Exclusivity. The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 2.10 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.11. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon approval of the Board of Directors, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof in reasonable detail.

SECTION 2.12. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will, subject to applicable lockups pursuant to Section 2.05, reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Term. This Agreement shall terminate with respect to any Holder upon the date on which such Holder ceases to hold any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 2.10, Section 2.11, Section 2.12 and all of this Article III shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

SECTION 3.02. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.03. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic transmission or sent by reputable international courier service (charges prepaid) to the Company or a Holder, at the address set forth below. Notices will be deemed to have been given hereunder when delivered personally, sent by electronic transmission or upon actual delivery by reputable international courier service (as indicated in such courier service’s records):

To the Company:

Address:    GLOBALFOUNDRIES Inc.

                  400 Stonebreak Road Extension

                  Malta, NY 12020

Attention:  General Counsel

Email:        legal.notices@gf.com

To a Holder:

Address:    c/o MTI International Investment Company LLC

                  Mamoura Building A, Muroor Road

                  P.O. Box 45005

                  Abu Dhabi, United Arab Emirates

Attention: General Counsel

Email:       anamphy@mubadala.ae, with copy to

                  legalunit@mubadala.ae

SECTION 3.04. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Holders (for so long as the Holders hold any Registrable Securities).

SECTION 3.05. Successors, Assigns and Transferees. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, each of the Holders shall be entitled to assign, in whole or in part, any of its rights hereunder without such prior written consent to any Permitted Assignee to which it transfers Registrable Securities. Each such Permitted Assignee shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities shall be subject to the terms of this Agreement.

SECTION 3.06. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.07. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.10, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.08. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09.

SECTION 3.10. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.12. Joinder. Any Person that holds Company Shares may, with the prior written consent of the Company, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.

SECTION 3.13. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLOBALFOUNDRIES Inc.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Mubadala Technology Investment Company

By:
Name:
Title:

Signature Page to Registration Rights Agreement

MTI International Investment Company LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement